================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

   Date Of Report (Date Of Earliest Event Reported):       February 10, 2000


                             VIRATA CORPORATION

           (Exact Name Of Registrant As Specified In Its Charter)




      DELAWARE                   000-28157                    77-0521696
  (State Or Other          (Commission File Number)         (IRS Employer
  Jurisdiction Of                                         Identification No.)
   Incorporation)


                      2933 BUNKER HILL LANE, SUITE 201
                       SANTA CLARA, CALIFORNIA  95054

              (Address Of Principal Executive Offices) (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (408) 566-1000


================================================================================

ITEM 2 --  Acquisition or Disposition of Assets.

On February 16, 2000, Virata Corporation, a Delaware corporation (the "Registrant"), filed a Current Report on Form 8-K to report the registrant's acquisition all of the outstanding capital stock of D2 Technologies, Inc., a California corporation, on February 10, 2000, for an aggregate purchase price of $90 million, based on an agreed upon price per share of Registrant's common stock of $36.00 .

This amendment to the Registrant's Current Report on Form 8-K is being filed to include the Financial Statements and Pro Forma Financial Information required by
Item 7 of Form 8-K.

ITEM 7 -- Financial Statements, Pro Forma And Exhibits.

(a)  Financial Statements of Businesses Acquired.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
----------------------------------------

To the Board of Directors and Shareholders of D2 Technologies, Inc.:

We have audited the accompanying balance sheets of D2 Technologies, Inc. (a California corporation) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D2 Technologies, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP
Los Angeles, California
January 26, 2000

                            D2 TECHNOLOGIES, INC.
                            ---------------------


                               BALANCE SHEETS
                               --------------

                                   ASSETS
                                   ------

                                                       December 31,
                                                   --------------------
                                                      1999       1998
                                                   ----------  --------
CURRENT ASSETS:
  Cash                                             $  611,573  $127,033
  Accounts receivable, net of allowance for
    doubtful accounts of $110,000 and $50,000
    at December 31, 1999 and 1998, respectively     1,077,942   316,803
  Note receivable                                           -    10,000
  Prepaid expenses and other current assets            74,046     8,000
  Deferred tax asset                                   81,435   127,584
                                                   ----------  --------
          Total current assets                      1,844,996   589,420
                                                   ----------  --------
PROPERTY AND EQUIPMENT, net                            82,217    40,606
                                                   ----------  --------

DEPOSITS AND OTHER ASSETS                              14,496     5,597
                                                   ----------  --------
                                                   $1,941,709  $635,623
                                                   ==========  ========



   The accompanying notes are an integral part of these financial statements.

                            D2 TECHNOLOGIES, INC.
                            ---------------------


                               BALANCE SHEETS
                               --------------

                    LIABILITIES AND SHAREHOLDERS' EQUITY
                    ------------------------------------

                                                     December 31,
                                                 --------------------
                                                    1999       1998
                                                 ----------  --------
CURRENT LIABILITIES:
  Current portion of notes payable to related
    parties                                      $        -  $175,000
  Accounts payable                                   69,684     5,844
  Accrued profit sharing                             70,000    30,109
  Accrued commissions                                35,633       293
  Accrued expenses                                  116,169    54,640
  Income taxes payable                                    -    13,176
  Deferred revenue                                  416,398   297,456
                                                 ----------  --------
          Total current liabilities                 707,884   576,518
                                                 ----------  --------


COMMITMENTS (Note 12)

SHAREHOLDERS' EQUITY:
  Preferred stock, no par value:
    Authorized --500,000 shares;
    Issued and outstanding -- 500,000 shares
    at December 31, 1999                          1,000,000         -
  Common stock, no par value:
    Authorized --10,000,000 shares;
    Issued and outstanding, -5,068,750 and
    5,040,000 shares at December 31, 1999
    and 1998, respectively                          128,083    23,070
  Retained earnings                                 105,742    36,035
                                                 ----------  --------
                                                  1,233,825    59,105
                                                 ----------  --------
                                                 $1,941,709  $635,623
                                                 ==========  ========

   The accompanying notes are an integral part of these financial statements.

                            D2 TECHNOLOGIES, INC.
                            ---------------------


                          STATEMENTS OF OPERATIONS
                          ------------------------

      FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999
      -----------------------------------------------------------------


                                             1999        1998         1997
                                          ----------  ----------   ----------
NET REVENUES                              $2,668,198  $1,404,565   $1,078,090

COSTS AND EXPENSES                         2,567,670   1,425,895    1,175,024
                                          ----------  ----------   ----------

    Income (loss) from operations            100,528     (21,330)     (96,934)

OTHER INCOME (EXPENSE):
  Interest, net                                1,268     (11,727)      (8,384)
  Other, net                                  14,860       3,711       (6,704)
                                          ----------  ----------   ----------
    Income (loss) before provision for
      (benefit from) income taxes            116,656     (29,346)    (112,022)

PROVISION FOR (BENEFIT FROM)
  INCOME TAXES                                46,949     (47,379)     (70,819)
                                          ----------  ----------   ----------
  Net income (loss)                       $   69,707  $   18,033   $  (41,203)
                                          ==========  ==========   ==========




   The accompanying notes are an integral part of these financial statements.

                            D2 TECHNOLOGIES, INC.
                            ---------------------


                     STATEMENTS OF SHAREHOLDERS' EQUITY
                     ----------------------------------

      FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999
      -----------------------------------------------------------------


                                           Preferred Stock             Common Stock
                                    -----------------------------  --------------------
                                                                                          Retained
                                        Shares          Amount       Shares     Amount    Earnings      Total
                                    ---------------  ------------  ---------  ---------  ----------  -----------
BALANCE,
  December 31, 1996                               -    $        -  5,000,000   $ 20,270   $ 59,205   $   79,475
     Net loss                                     -             -          -          -    (41,203)     (41,203)
                                    ---------------  ------------  ---------   --------   --------   ----------
BALANCE,
  December 31, 1997                               -             -  5,000,000     20,270     18,002       38,272
     Exercise of stock
       options                                    -             -     40,000      2,800          -        2,800
     Net income                                   -             -          -          -     18,033       18,033
                                    ---------------  ------------  ---------   --------   --------   ----------
BALANCE,
  December 31, 1998                               -             -  5,040,000     23,070     36,035       59,105
     Conversion of note payable
       to preferred stock                    87,500       175,000          -          -          -      175,000
     Issuance of preferred stock
       for cash                             412,500       825,000          -          -          -      825,000
     Exercise of stock
       options                                    -             -     28,750      2,013          -        2,013
     Issuance of stock
       options for services                       -             -          -    103,000          -      103,000
     Net income                                   -             -          -          -     69,707       69,707
                                    ---------------  ------------  ---------   --------   --------   ----------
BALANCE,
  December 31, 1999                         500,000    $1,000,000  5,068,750   $128,083   $105,742   $1,233,825
                                    ===============  ============  =========   ========   ========   ==========


  The accompanying notes are an integral part of these financial statements.

                             D2 TECHNOLOGIES, INC.
                             ---------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999
       -----------------------------------------------------------------

                                                          1999        1998        1997
                                                       ----------  ----------  ----------
CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net income (loss)                                  $  69,707   $  18,033    $(41,203)
    Adjustments to reconcile net
        income (loss) to net cash provided
        by (used in) operating activities:
        Depreciation                                      29,742      19,952      17,684
        Deferred taxes                                    46,149     (69,715)    (75,067)
        Compensation expense in connection
          with stock options issued for services         103,000           -           -
    Changes in operating assets
        and liabilities:
            Accounts receivable                         (761,139)   (143,067)    117,640
            Prepaid expenses and other
                current assets                           (66,046)     17,359     (17,339)
            Deposits and other assets                     (8,899)     (3,398)      4,488
            Accounts payable                              63,840       2,776      (7,527)
            Accrued expenses                             136,760      50,540     (41,288)
            Income taxes payable                         (13,176)     13,176           -
            Deferred revenue                             118,942     234,752     (37,746)
                                                       ---------   ---------    --------
          Net cash provided by (used in)
              operating activities                      (281,120)    140,408     (80,358)
                                                       ---------   ---------    --------

CASH FLOWS FROM INVESTING
    ACTIVITIES:
        Purchases of property and equipment              (71,353)    (18,336)    (23,227)
        Note receivable                                   10,000     (10,000)          -
                                                       ---------   ---------    --------
          Net cash used in investing activities          (61,353)    (28,336)    (23,227)
                                                       ---------   ---------    --------

CASH FLOWS FROM FINANCING
    ACTIVITES:
        Exercise of stock options                          2,013       2,800           -
        Issuance of preferred stock                      825,000           -           -
        Borrowings under notes payable to
            related parties                                    -           -     100,000
        Repayment of notes payable to
            related parties                                    -           -     (25,000)
                                                       ---------   ---------    --------
          Net cash provided by financing activities      827,013       2,800      75,000
                                                       ---------   ---------    --------
NET INCREASE (DECREASE) IN CASH                          484,540     114,872     (28,585)

CASH, beginning of year                                  127,033      12,161      40,746
                                                       ---------   ---------    --------
CASH, end of year                                      $ 611,573   $ 127,033    $ 12,161
                                                       =========   =========    ========

   The accompanying notes are an integral part of these financial statements.

                             D2 TECHNOLOGIES, INC.
                             ---------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1999
                               -----------------


1.   Organization and Business
     -------------------------

     D2 Technologies, Inc. (the Company) was founded in 1993 in Santa Barbara, California. The Company develops, markets and supports Digital Signal Processing solutions for telephony products.

2.   Summary of Significant Accounting Policies
     ------------------------------------------

     a.  Revenue Recognition
         -------------------

     The Company recognizes revenue for software licenses and post-contract support services in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2 "Software Revenue Recognition," which supercedes SOP 91-1, "Software Revenue Recognition" and Statement of Financial Accounting Standards (SFAS) No. 48, "Revenue Recognition when Right of Return Exists."

     Software license revenue is recorded at the time of shipment, net of estimated allowances for product returns and uncollectable amounts. Post-contract support is offered for a fixed fee and is recognized as revenue over the term of the agreement.

     The Company receives royalties from certain customers related to sales of the customers' products that use the Company's software. Royalty revenue is recorded in the period in which the Company's customers sell their products to the final customer.

     b.   Software Development Costs
          --------------------------

     Under the provisions of SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company is required to capitalize software development costs when "technological feasibility" of the product has been established and anticipated future revenues assure recovery of the capitalized amounts. Because of the relatively short time period between "technological feasibility" and product release, the amount of software development costs available to be capitalized are minimal and thus have not been capitalized.

     c.   Deferred Revenue
          ----------------

     Deferred revenue primarily relates to post-contract support and service agreements, which are billed in advance and are recognized as revenue over the term of the agreement for support agreements and as services are provided for service agreements.

     d.   Property and Equipment
          ----------------------

     Property and equipment are stated at cost. Depreciation is provided using accelerated methods over estimated lives of five to seven years. The Company capitalizes expenditures which materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in operations.

     e.   Income Taxes
          ------------

     The Company provides for income taxes using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are computed based on the temporary differences between the financial statement and income tax basis of assets and liabilities using the currently enacted marginal income tax rate.

     Realization of the net deferred tax assets is dependent on generating sufficient taxable income during the periods in which the temporary differences will reverse. If realization is uncertain a valuation allowance is recorded to state the net deferred tax assets at realizable value.

     f.   Statements of Cash Flows
          ------------------------

     The Company prepares its statements of cash flows using the indirect method in accordance with SFAS No. 95, "Statement of Cash Flows."

     g.   Use of Estimates
          ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Concentrations of Risk
     ----------------------

Financial instruments that subject the Company to credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. At times, various customers have accounts receivable balances greater than ten percent of total accounts receivable. The Company had two and four customers that had balances greater than ten percent of total accounts receivable at December 31, 1999 and 1998, respectively. These concentrations are summarized as follows:

          1999    1998
          ----    ----
           42%     29%
           10%     27%
            -      16%
            -      15%
          ----    ----
           52%    87%
          ====    ====

For the years ended December 31, 1999, 1998 and 1997, the Company had several customers with annual net revenues greater than 10 percent of total net revenues for each respective year. These concentrations are summarized as follows:

              1999       1998       1997
              ----       ----       ----
               20%        29%        28%
               16%        23%        16%
               10%         -         16%
                -          -         11%
                -          -         10%
              ----       ----       ----
               46%        52%       81%
              ====       ====       ====

At times the Company holds cash balances at financial institutions in excess of federally insured amounts. The Company's operations and the majority of the Company's customers are located in the United States.

4.    Property and Equipment
      ----------------------

Property and equipment consist of the following:

                                             December 31,
                                         ---------------------
                                            1999       1998
                                         ----------  ---------
     Computer equipment                  $ 177,359   $111,948
     Furniture and fixtures                 17,753     11,811
                                         ---------   --------
                                           195,112    123,759
     Less -- accumulated depreciation     (112,895)   (83,153)
                                         ---------   --------
                                         $  82,217   $ 40,606
                                         =========   ========

5.   Notes Payable to Related Parties
     --------------------------------

As of December 31, 1998, the Company owed $175,000 to shareholders/officers under various note payable agreements. The notes bore interest at eight percent annually. In September 1999, these notes were converted to preferred stock (See
Note 8).

6.
      Income Taxes
      ------------

The provision for (benefit from) income taxes for the years ended December 31, 1999, 1998 and 1997 follows:


                         1999      1998       1997
                       --------  ---------  ---------
          Current:
            Federal     $     -  $ 21,536   $  3,448
            State           800       800        800
                        -------  --------   --------
                            800    22,336      4,248
                        -------  --------   --------
          Deferred       46,149   (69,715)   (75,067)
                        -------  --------   --------
                        $46,949  $(47,379)  $(70,819)
                        =======  ========   ========

Differences between the provision (benefit) for income taxes and income taxes at the statutory federal income tax rate for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                     1999                  1998                   1997
                            ---------------------  ----------------------  ----------------------
                             Amount   Percentage    Amount    Percentage    Amount    Percentage
                            --------  -----------  ---------  -----------  ---------  -----------
Income tax at statutory
  federal rate              $39,663         34.0%  $ (9,978)      (34.0)%  $(38,087)      (34.0)%
State income tax, net of
  federal benefit             6,467          5.5     (1,627)        (5.5)    (6,210)        (5.5)
Permanent differences         1,671          1.4      2,034          6.9       (119)        (0.1)
R&D credits                       -            -    (31,512)      (107.4)   (13,808)       (12.3)
Other                          (852)        (0.7)    (6,296)       (21.4)   (12,595)       (11.3)
                            -------         ----   --------      -------   --------       ------
                            $46,949         40.2%  $(47,379)     (161.4)%  $(70,819)      (63.2)%
                            =======         ====   ========      =======   ========       ======

The Company prepares its tax returns on a cash basis. As such, the components of the net deferred tax asset or liability primarily consist of temporary differences related to deferred revenue, reserves and other cash-to-accruals adjustments.

The gross deferred tax assets (liabilities) at December 31, 1999 and 1998 are as follows:

                                                1999        1998
                                             ----------  ----------
         Deferred tax assets:
          Cash to accrual                    $ 318,683   $ 235,365
          R&D credit carryforward                7,771       3,773
          Deferred revenue                     165,870     118,387
          Allowance for doubtful accounts       43,818      19,900
          Compensation related                  40,685          --
                                             ---------   ---------
                                               576,827     377,425
                                             ---------   ---------
         Deferred tax liabilities:
          Cash to accrual                     (490,971)   (237,908)
          Depreciation                          (4,421)    (11,933)
                                             ---------   ---------
                                              (495,392)   (249,841)
                                             ---------   ---------
         Net deferred tax asset              $  81,435   $ 127,584
                                             =========   =========

7.   Related Party Transactions
     --------------------------

The Company owns approximately 5.5 percent of the outstanding shares of one of its customers. In addition, the Company's majority shareholder also holds shares in this customer (the Related Entity). Due to uncertainty about the realizability of the Company's investment in the Related Entity (recorded under the cost method), the investment has been fully reserved in all periods presented.

The Company recorded revenues from the Related Entity in the amounts of $131,371, $361,118 and $262,595 in 1999, 1998 and 1997, respectively. The
Company had accounts receivable in the amounts of $18,063 and $6,692 from the Related Entity at December 31, 1999 and 1998, respectively.

In 1997, the Company adopted a performance unit, or phantom stock plan (the plan) to provide the Company's employees an incentive to work productively on projects involving the Related Entity and to reward the Company's employees for the successes of the Related Entity. Each performance unit entitled the recipient to receive from the Company a cash payment in an amount equal to the net selling price (as defined) of one share of the Related Entity's stock. The Company has issued 252,667 of performance units through December 31, 1999.
Based on the estimated fair value of the Related Entity's stock at December 31, 1999, there are no amounts due in connection with these performance units at December 31, 1999. The Company has not recorded any amounts in the accompanying financial statements related to this plan.

The Company had notes payable to officers/shareholders of the Company (see Note
5).

8.  Preferred Stock
    ---------------

In 1999, the Company amended its articles of incorporation to allow for the issuance of 500,000 shares of preferred stock. The preferred stock has liquidation preference over common stock in the amount of $2.00 per share, plus any declared and unpaid dividends. Each share of preferred stock may be converted, at the option of the holder, into one share of common stock. An automatic conversion to common stock exists and would activate upon certain predetermined conditions. Each share is entitled to voting rights equal with one common share.

In 1999, the Company issued 412,500 shares of preferred stock for $825,000 and converted a note payable in the amount of $175,000 to 87,500 additional shares of preferred stock (see Note 5). As of December 31, 1999, none of the preferred stock had been converted to common stock and no dividends had been declared or paid.

9.  Stock Options
    -------------

Under its Tandem Stock Option Plan, the Company may grant incentive and non-qualified stock options to employees, directors and others at the discretion of the board of directors covering up to 1,200,000 shares of common stock. As of December 31, 1999, 343,250 shares were available for future grant under the plan. The Company generally grants options at prices not less than 100 percent of the fair market value, as determined by the board of directors, at the date of grant. The options granted have varied vesting periods.

The table below summarizes the option activity for 1999, 1998 and 1997:

                                                                                             Weighted                    Exercisable
                                                                           Weighted        Average Fair                   Weighted
                                                       Number              Average           Value of                      Average
                                                         of                Exercise       Options Granted                 Exercise
                                                       Shares               Price         During the Year   Exercisable     Price
                                                ---------------------  ----------------  -----------------  -----------  -----------


Outstanding at December 31, 1996                             170,000              $0.07
  Granted                                                     60,000               0.07              $0.03
                                                             =======              =====              =====
Outstanding at December 31, 1997                             230,000               0.07                         110,311        $0.07

  Granted                                                     40,000               0.07              $0.02      =======        ====
  Exercised                                                  (40,000)              0.07              =====
                                                             -------              -----
Outstanding at December 31, 1998                             230,000               0.07                         126,144        $0.07

  Granted                                                    608,000               1.17              $0.42      =======        =====

  Exercised                                                  (28,750)              0.07              =====
  Cancelled                                                  (21,250)              0.07
                                                             -------              -----
Outstanding at December 31, 1999                             788,000              $0.90                         184,270        $0.06

                                                             =======              =====                         =======        =====


The table below summarizes information about options outstanding at December 31, 1999:

                                                                    Weighted Average
Range of                                        Weighted Average    Exercise Price of
Exercise                 Number Outstanding        Remaining            Options           Number Exercisable
 Prices                 at December 31, 1999    Contractual Life      Outstanding        at December 31, 1999
--------                --------------------    ----------------    -----------------    --------------------
 $0.01                             30,000          1.6 years                $0.01              30,000
 $0.07                            536,000          9.0 years                $0.07              154,270
 $0.50                            120,000          9.7 years                $0.50              -
 $5.33                             72,000          9.9 years                $5.33              -
 $8.00                             30,000         10.0 years                $8.00              -
                                  -------                                   -----              -------
                                  788,000                                   $0.90              184,270
                                                                            =====              =======

As permitted by SFAS No. 123 "Accounting for Stock-Based Compensation," the Company continues to apply the accounting rules of Accounting Principles Board
(APB) No. 25 governing the recognition of compensation expense for employee stock options. Such accounting rules measure compensation expense on the first date at which both the exercise price and the number of shares are known. Expense is only recognized in circumstances where the exercise price is less than the fair market value at the measurement date. No such expense has been recorded in the accompanying statements of operations.

Under the requirements of SFAS No. 123 pro forma disclosure of compensation expense using the fair value method is required to be disclosed if the Company applies APB No. 25. Pro forma compensation has been computed by estimating the fair value of options at the date of grant using the Black-Scholes option pricing model.

The following assumptions were used in estimating the fair value of options:

                                           1999      1998      1997
                                           ----      ----      ----
     Expected life in years                   7         7         7
     Weighted average interest rate        5.62%     5.45%     6.09%

No dividend yield was used since the Company historically has not paid dividends, and no volatility was used since the Company is privately held. Pro forma additional compensation expense was immaterial in 1999, 1998 and 1997, respectively.

In 1999, the Company issued 30,000 options to purchase common stock to a consultant. The estimated fair value of these options was computed using the Black-Scholes option pricing model. The Company recorded $103,000 of compensation expense related to these options in 1999.

In connection with a merger agreement (see Note 14), all of the outstanding options granted under the Tandem Stock Option Plan will be exchanged for options to purchase common shares of the acquiring company.

10.  Stock Split
     -----------

In July 1999, the board of directors approved a ten to one split of the Company's common stock. All shares for all periods presented have been retroactively restated to give effect to the stock split.

11.  Supplemental Disclosure of Cash Flow Information
     ------------------------------------------------

                                              1999       1998       1997
                                            --------    -------    -------
     Cash paid for income taxes             $ 35,176    $ 3,861    $16,000
     Cash paid for interest                   15,300     14,000      6,000

     Non cash investing and financing activities:

       Conversion of note payable
         to preferred stock                  175,000          -          -

12.  Commitments
     -----------

     a.   Lease Commitments
          -----------------

     The Company leases office space under non-cancelable operating lease agreements expiring on January 31, 2002. Future minimum lease payments under this agreement as of December 31, 1999 were as follows:

     Years Ending December 31,
     -------------------------

          2000                      $183,949
          2001                       219,740
          2002                        18,312
                                    --------
          Total                     $422,001
                                    ========

     Rent expense under non-cancelable operating leases for the years ended December 31, 1999, 1998 and 1997 was $108,325, $90,686 and $80,956,
     respectively.

     The Company subleased a portion of its office space to a third party. Sublease revenue was $14,055, $10,172 and $4,107 for the years ended 1999, 1998 and 1997, respectively. The sublease agreement expired in November 1999.

     b.     Other Matters
            -------------

     In 1999, the Company entered into an agreement with a business partner to jointly develop a product. As part of this agreement, the Company agreed to purchase 250,000 shares of the business partner's stock at $1.00 per share and the business partner agreed to purchase 125,000 shares of the Company's stock at $2.00 per share. Pursuant to the terms of the agreement, the Company has set aside 125,000 shares of common stock. As of December 31, 1999, neither the Company nor the business partner had begun performance under the agreement and none of the shares had been exchanged.

13.  Profit Sharing Plan
     -------------------

The Company has established a profit sharing program whereby employees can share in the Company's pre-tax profit. Contributions are made pursuant to defined terms and in no event exceed fifteen percent of the Company's pre-tax profit. The Company recorded expense of $83,362, $22,788 and $7,321 in 1999, 1998 and 1997, respectively.

14.  Subsequent Events
     -----------------

On January 23, 2000, the Company entered in an agreement to be acquired through a merger whereby the Company will exchange all outstanding shares for shares of the acquiring company in a transaction valued at approximately $90 million as of January 23, 2000.

From January 1 through January 26, 2000, the Company granted 369,000 options under the Tandem Stock Option Plan and no specific plan with a weighted average exercise price of $12.98.

(b) Pro Forma Financial Information.

                               VIRATA CORPORATION

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (In thousands)

On February 10, 2000, Virata Corporation ("Virata") completed its acquisition of D2 Technologies. Under the terms of the merger agreement, 2,198,413 shares of Virata common stock were exchanged for all of the outstanding common stock of D2 Technologies. In addition, employee options to purchase shares of D2 Technologies common stock were exchanged for options to purchase 466,165 shares of Virata common stock. This acquisition has been accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations." The aggregate purchase price is as follows (in thousands):

          Shares of Virata common stock              $ 79,143
          Options to purchase Virata common stock      13,566
          Direct acquisition costs                      4,200
                                                     --------
                                                     $ 96,909
                                                     ========

Under the terms of APB Opinion No. 16, the aggregate purchase price will be allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the effective date of the merger.

The accompanying unaudited pro forma condensed combined balance sheet combines the unaudited consolidated balance sheet of Virata as of January 2, 2000, with the audited balance sheet of D2 Technologies as of December 31, 1999, and gives effect to the acquisition of D2 Technologies as if it occurred on January 2, 2000.

The accompanying unaudited pro forma condensed combined statements of operations combine Virata's unaudited statements of operations for the nine months ended January 2, 2000 with D2 Technologies' unaudited statement of operations for the nine months ended September 30, 1999, and Virata's unaudited statement of operations for the fiscal year ended March 31, 1999 with D2 Technologies' unaudited statement of operations for the year ended December 31, 1998 and gives effect to the acquisition as if it occurred on April 1, 1998.

                              VIRATA CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (In thousands)


                                                           Virata        D2 Technologies      Pro Forma       Pro Forma
                                                      January 2, 2000   December 31, 1999    Adjustments       Combined
                                                    ---------------------------------------------------------------------------
                                                        (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                              $  81,055              $  612                       $  81,667
     Accounts receivable, net                                   2,233               1,078                           3,311
     Inventories                                                1,374                  --                           1,374
     Other current assets                                       1,995                 155                           2,150
                                                    -----------------    ----------------     ------------      --------------

          Total current assets                                 86,657               1,845                          88,502

Property and equipment, net                                     2,862                  82                           2,944
Intangible and other assets                                     2,768                  15         90,351   A       93,134
                                                    -----------------    ----------------     ------------      --------------
          Total assets                                      $  92,287              $1,942       $ 90,351        $ 184,580
                                                    ======================================================      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                       $   2,895              $   70                        $   2,965
     Accrued liabilities                                        2,493                 222          4,200   B         6,915
     Deferred revenue                                             575                 416                              991
     Capital lease obligation, current                            946                  --                              946
                                                    -----------------    ----------------     ------------      --------------
          Total current liabilities                             6,909                 708          4,200            11,817

Capital lease obligation, long-term                             1,386                                                1,386
                                                    -----------------    ----------------     ------------      --------------
     Total liabilities                                          8,295                 708          4,200            13,203
                                                    -----------------    ----------------     ------------      --------------

Stockholders' equity:
     Convertible preferred stock                                   --               1,000         (1,000)  C            --
     Common stock                                                  20                 128           (126)  C,D           22
     Additional paid-in capital                               145,463                  --         92,707   D        238,170
     Accumulated other comprehensive income                       932                  --                               932
     Unearned stock compensation                                 (888)                 --                              (888)
     Accumulated deficit                                      (61,535)                106         (5,430)  C        (66,859)
                                                    -----------------    ----------------     ------------      --------------
          Total stockholders' equity                           83,992               1,234         86,151            171,377
                                                    -----------------    ----------------     ------------      --------------
          Total liabilities and stockholders'
          equity                                            $  92,287              $1,942       $ 90,351          $ 184,580
                                                    ====================================================         ==============

    The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                               VIRATA CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)


                                                          Nine Months Ended
                                                -----------------------------------
                                                    January 2,    September 30,
                                                       2000             1999
                                                      Virata      D2 Technologies      Pro Forma Adjustments  Pro Forma Combined
                                                --------------------------------------------------------------------------------
                                                   (unaudited)       (unaudited)
Revenues                                              $   9,746            $1,675                                  $    11,421
Cost of revenues                                          4,690                --               201   E                  4,891
                                                      ---------      ------------          --------                -----------
Gross profit                                              5,056             1,675               201                      6,530
Operating expenses                                       16,307             1,577            16,928   E                 34,812
                                                      ---------      ------------          --------                -----------
Income (loss) from operations                           (11,251)               98           (17,129)                   (28,282)
                                                      ---------      ------------          --------                -----------
Interest and other income (expense), net                    344                 7                                          351
                                                      ---------      ------------          --------                -----------
Income (loss) before income taxes                       (10,907)              105           (17,129)                   (27,931)
Provision for income taxes                                                     35                                           35
                                                      ---------      ------------          --------                -----------
Net income (loss)                                      $(10,907)           $   70          $(17,129)                  $(27,966)
                                                      =========      ============          ========                ===========
Basic and diluted net loss per share                   $  (2.12)                                                     $   (3.81)
                                                      =========                                                    ===========
Weighted average common shares - basic and
 diluted                                                  5,139                                       F                  7,337
                                                      =========                                                    ===========

    The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                               VIRATA CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)



                                                         Twelve Months Ended
                                                ------------------------------------------------------------------------------
                                                  March 31, 1999  December 31, 1998
                                                      Virata       D2 Technologies   Pro Forma Adjustments  Pro Forma Combined
                                                ------------------------------------------------------------------------------
Revenues                                              $   9,256             $1,405                                   $  10,661
Cost of revenues                                          3,997                 --              269   E                  4,266
                                                    -----------          ---------       ----------               ------------
Gross profit                                              5,259              1,405              269                      6,395
Operating expenses                                       24,010              1,426           22,571   E                 48,007
                                                    -----------          ---------       ----------               ------------
Loss from operations                                    (18,751)               (21)         (22,840)                   (41,612)
                                                    -----------          ---------       ----------               ------------
Interest and other income (expense), net                  1,594                 (8)                                      1,586
                                                    -----------          ---------       ----------               ------------
Income (loss) before income taxes                       (17,157)               (29)         (22,840)                   (40,026)
                                                    -----------          ---------       ----------               ------------
Benefit from income taxes                                                      (47)                                        (47)
                                                    -----------          ---------       ----------               ------------
Net income (loss)                                       (17,157)            $   18        $ (22,840)                   (39,979)
                                                    ===========          =========       ==========               ============
Basic and diluted net loss per share                   $  (1.33)                                                      $  (2.65)
                                                    ===========                                                   ============
Weighted average common shares - basic and
 diluted                                                 12,881                                       F                 15,079
                                                    ===========                                                   ============


   The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Note 1 - Pro Forma Adjustments and Assumptions

On February 10, 2000, Virata Corporation acquired D2 Technologies for a total consideration of approximately $96.9 million comprising 2,198,413 shares of the company's common stock valued at $79.1 million (based on an agreed upon price per share of Virata Corporation's Common Stock),options to purchase 466,165 shares of Virata common stock valued at $13.6 million and other acquisition costs aggregating approximately $4.2 million (see B below).

(A) To allocate the purchase price to the fair value of the acquired assets and liabilities of D2 at January 2, 2000. This adjustment is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the date of acquisition (February 10, 2000). Assuming the transaction had had occurred on January 2, 2000 the allocation would have been as follows (in thousands):

               Fair value of assets acquired and
                 liabilities assumed                              $ 1,234
               Workforce-in-place                                     760
               Customer base                                        1,001
               Existing contracts                                     537
               Non-competition agreements                             469
               Complete technology                                 15,872
               In-process research and development                  5,324
               Goodwill                                            71,712
                                                                 --------
               Total                                             $ 96,909
                                                                 ========

     The valuation of intangible assets acquired was determined by an independent third-party appraiser. The excess of purchase consideration over tangible and identifiable intangible assets acquired and liabilities assumed have been recorded as goodwill.

(B) To record the accrual of estimated expenses resulting from the acquisition. These expenses (shown in thousands) include direct transaction costs, primarily for financial advisory and legal fees. This amount is a preliminary estimate only and is subject to change.

               Financial advisory fees      $3,573
               Legal and accounting fees       627
                                            ------
               Total                        $4,200
                                            ======

     These costs are included as part of purchase consideration.

(C)  To eliminate capital accounts of D2.

(D) To reflect the issuance of the Company's common stock and options for the acquisition of D2.

(E) To record amortization expense of intangible assets resulting from the purchase business combination of D2 as if the combination had occurred on April 1, 1998, with estimated useful lives of two or four years. The $5.3 million allocated to in-process research and development was expensed upon acquisition as technical feasibility had not been established.

(F) Basic and diluted net loss per share is computed using the weighted average number of common shares outstanding during the period. Unaudited pro forma combined basic and diluted net loss per share includes common stock issued to D2 at the consummation of the acquisition.

Signature

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated as of April 21, 2000

                 VIRATA CORPORATION

                 By:  /s/ Andrew M. Vought
                    ------------------------
                     Andrew M. Vought
                     Chief Financial Officer and Secretary